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                                                                  EXHIBIT 99I(2)


               [Letterhead of Morris, Nichols, Arsht & Tunnell]




                               December 15, 2000



Strategic Partners Series
100 Mulberry Street
Gateway Center
Newark, NJ 07102-4077

        Re:  Registration Statement on Form N-1A
             -----------------------------------

Ladies and Gentlemen:

        We acted as special Delaware counsel to Strategic Partners Series, a Delaware business trust (the "Trust"), in connection with the formation of the Trust and certain matters relating to the proposed issuance of shares of the Trust. In such capacity, we rendered an opinion concerning the Trust dated
March 24, 2000 (the "Prior Opinion"). We hereby confirm to you the opinions stated in the Prior Opinion, as of the date thereof, and consent to the incorporation by reference of the Prior Opinion in Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A, Registration No. 333-95849, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 6 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-09805, to be filed with the Securities and Exchange Commission on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

        Please note that our confirmation of the opinions set forth in the Prior Opinion relates to the Trust and its shares as they existed on the date of the Prior Opinion and is based solely on our understanding and assumptions as to the facts, our review of the documents referenced in the Prior Opinion and the application of the Delaware law as the same existed on the date of the Prior Opinion. We have not undertaken to update or supplement the Prior Opinion, and we express no view with respect to any facts or circumstances that may have come to our attention or any changes in facts or law that may have occurred since the date of the Prior Opinion, and our opinions, as hereby confirmed, should not be understood as relating to the status of the Trust and its shares as of the date hereof.

                                        Sincerely,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL

                                        /s/ Morris, Nichols, Arsht & Tunnell